                                                                   EXHIBIT 10.27



                                     THIRD
                                   RESTATED
                               CREDIT AGREEMENT

                                     AMONG

                           3TEC ENERGY CORPORATION,
                        ENEX RESOURCES CORPORATION AND
                             3TEC/CRI CORPORATION,
                                 AS BORROWERS,

                                      AND

                                 BANK ONE, NA
                       AND THE INSTITUTIONS NAMED HEREIN
                                  AS LENDERS,

                                 BANK ONE, NA,
                            AS ADMINISTRATIVE AGENT

                                      AND

                               BANK OF MONTREAL
                             AS SYNDICATION AGENT

                                      AND

                        BANC ONE CAPITAL MARKETS, INC.
                                  AS ARRANGER

                                MARCH ___, 2001

                         $250,000,000 REVOLVING CREDIT

                               TABLE OF CONTENTS

                                                               Page No.
1.   Definitions.................................................   3
2.   Commitments of the Lender...................................  14
     (a)      Terms of Commitment................................  14
     (b)      Procedure for Borrowing............................  14
     (c)      Letters of Credit..................................  15
     (d)      Procedure for Obtaining Letters of Credit..........  16
     (e)      Voluntary Reduction of Commitment..................  16
     (f)      Mandatory Commitment Reductions....................  16
     (g)      Several Obligations................................  17
     (h)      Type and Number of Advances........................  17
     (i)      Limited Liability of Enex and Classic..............  17
3.   Notes Evidencing Loans......................................  17
     (a)      Form of Notes.......... ...........................  17
     (b)      Issuance of Additional Notes.......................  17
     (c)      Interest Rates.....................................  18
     (d)      Payment of Interest................................  18
     (e)      Payment of Principal...............................  18
     (f)      Payment to Lenders.................................  18
     (g)      Sharing of Payments, Etc...........................  18
     (h)      Non-Receipt of Funds by the Agent..................  19
4.   Interest Rates..............................................  19
     (a)      Options............................................  19
     (b)      Interest Rate Determination........................  20
     (c)      Conversion Option..................................  20
     (d)      Recoupment.........................................  20
5.   Special Provisions Relating to Loans........................  20
     (a)      Unavailability of Funds or Inadequacy of Pricing...  20
     (b)      Change in Laws.....................................  21
     (c)      Increased Cost or Reduced Return...................  21
     (d)      Discretion of Lender as to Manner of Funding.......  23
     (e)      Breakage Fees......................................  23
6.   Collateral Security.........................................  24
7.   Borrowing Base..............................................  25
     (a)      Initial Borrowing Base.............................  25
     (b)      Subsequent Determinations of Borrowing Base........  25
8.   Fees........................................................  27
     (a)      Unused Commitment Fee..............................  27
     (b)      The Letter of Credit Fee...........................  27

                                      (i)

9.   Prepayments.....................................................  27
     (a)      Voluntary Prepayments..................................  27
     (b)      Mandatory Prepayment For Borrowing Base Deficiency.....  27
10.  Representations and Warranties..................................  28
     (a)      Creation and Existence.................................  28
     (b)      Power and Authority....................................  28
     (c)      Binding Obligations....................................  28
     (d)      No Legal Bar or Resultant Lien.........................  28
     (e)      No Consent.............................................  28
     (f)      Financial Condition....................................  29
     (g)      Liabilities............................................  29
     (h)      Litigation.............................................  29
     (i)      Taxes; Governmental Charges............................  29
     (j)      Titles, Etc............................................  29
     (k)      Defaults...............................................  29
     (l)      Casualties; Taking of Properties.......................  30
     (m)      Use of Proceeds; Margin Stock..........................  30
     (n)      Location of Business and Offices.......................  30
     (o)      Compliance with the Law................................  30
     (p)      No Material Misstatements..............................  31
     (q)      Not A Utility..........................................  31
     (r)      ERISA..................................................  31
     (s)      Public Utility Holding Company Act.....................  31
     (t)      Subsidiaries...........................................  31
     (u)      Environmental Matters..................................  31
     (v)      Liens..................................................  31
11.  Conditions of Lending...........................................  32
12.  Affirmative Covenants...........................................  33
     (a)      Financial Statements and Reports.......................  34
     (b)      Certificates of Compliance.............................  35
     (c)      Accountants' Certificate...............................  35
     (d)      Taxes and Other Liens..................................  35
     (e)      Compliance with Laws...................................  35
     (f)      Further Assurances.....................................  36
     (g)      Performance of Obligations.............................  36
     (h)      Insurance..............................................  37
     (i)      Accounts and Records...................................  37
     (j)      Right of Inspection....................................  37
     (k)      Notice of Certain Events...............................  37
     (l)      ERISA Information and Compliance.......................  38
     (m)      Environmental Reports and Notices......................  38
     (n)      Compliance and Maintenance.............................  38
     (o)      Operation of Properties................................  38
     (p)      Compliance with Leases and Other Instruments...........  39


     (q)      Certain Additional Assurances Regarding Maintenance
              and Operations of Properties...........................  39
     (r)      Sale of Certain Assets/Prepayment of Proceeds..........  39
     (s)      Title Matters..........................................  40
     (t)      Curative Matters.......................................  40
     (u)      Change of Principal Place of Business..................  40
     (v)      Cash Collateral Accounts...............................  40
     (w)      Additional Collateral..................................  41
13.  Negative Covenants..............................................  41
     (a)      Negative Pledge........................................  41
     (b)      Current Ratio..........................................  42
     (c)      Minimum Interest Coverage Ratio........................  42
     (d)      Consolidations and Mergers.............................  42
     (e)      Debts, Guaranties and Other Obligations................  42
     (f)      Dividends..............................................  43
     (g)      Loans and Advances.....................................  43
     (h)      Sale or Discount of Receivables........................  43
     (i)      Nature of Business.....................................  43
     (j)      Transactions with Affiliates...........................  43
     (k)      Hedging Transactions...................................  43
     (l)      Investments............................................  44
     (m)      Amendment to Articles of Incorporation or Bylaws.......  44
     (n)      Proceeds of Production.................................  44
     (o)      Issuance of  Preferred Stock...........................  44
     (p)      Amendments to and Redemption of Preferred Stock or
              Other Equity...........................................  44
     (q)      Payment or Pre-Payment of Other Indebtedness...........  44
     (r)      Subordinated Indebtedness..............................  45
14.  Events of Default...............................................  45
15.  The Agent and the Lenders.......................................  47
     (a)      Appointment and Authorization..........................  47
     (b)      Note Holders...........................................  48
     (c)      Consultation with Counsel..............................  48
     (d)      Documents..............................................  49
     (e)      Resignation or Removal of Agent........................  49
     (f)      Responsibility of Agent................................  49
     (g)      Independent Investigation..............................  51
     (h)      Indemnification........................................  51
     (i)      Benefit of Section 15..................................  51
     (j)      Pro Rata Treatment.....................................  51
     (k)      Assumption as to Payments..............................  52
     (l)      Other Financings.......................................  52
     (m)      Interests of Lenders...................................  52
     (n)      Investments............................................  53

16.  Exercise of Rights..............................................  53
17.  Notices.........................................................  53
18.  Expenses........................................................  54
19.  Indemnity.......................................................  54
20.  Governing Law...................................................  55
21.  Invalid Provisions..............................................  55
22.  Maximum Interest Rate...........................................  55
23.  Amendments......................................................  56
24.  Multiple Counterparts...........................................  56
25.  Conflict........................................................  56
26.  Survival........................................................  56
27.  Parties Bound...................................................  56
28.  Assignments and Participations..................................  56
29.  Choice of Forum: Consent to Service of Process and
     Jurisdiction....................................................  58
30.  Waiver of Jury Trial............................................  58
31.  Other Agreements................................................  59
32.  Financial Terms.................................................  59




EXHIBITS
--------

Exhibit "A"    -   Notice of Borrowing
Exhibit "B"    -   Note
Exhibit "C"    -   Certificate of Compliance
Exhibit "D"    -   Form of Assignment and Acceptance Agreement

SCHEDULES
---------

Schedule 1     -   Liens
Schedule 2     -   Financial Condition
Schedule 3     -   Liabilities
Schedule 4     -   Litigation
Schedule 5     -   Subsidiaries
Schedule 6     -   Environmental Matters
Schedule 7     -   Title Matters
Schedule 8     -   Curative Matters

                        THIRD RESTATED CREDIT AGREEMENT

     THIS THIRD RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the ____ day of March, 2001, by and between 3TEC ENERGY CORPORATION, a Delaware corporation ("3TEC") (successor in interest to Middle Bay Oil Company, Inc.), ENEX RESOURCES CORPORATION, a Delaware corporation ("Enex") and 3TEC/CRI CORPORATION, a Texas corporation ("Classic") (3TEC, Enex and Classic are hereinafter collectively referred to as "Borrowers", and individually as a "Borrower") and BANK ONE, NA (successor by merger to Bank One, Texas, N.A.), a national banking association ("Bank One"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender") and Bank One, as Administrative Agent (the "Agent") and Bank of Montreal, as Syndication Agent.

                             W I T N E S S E T H:

     WHEREAS, as of March 27, 1998, Middle Bay Oil Company, Inc. ("Middle Bay") entered into a Credit Agreement with Compass Bank, as Agent for itself and Bank of Oklahoma, N.A., pursuant to which the Lenders made available to Middle Bay, a credit facility of up to $100,000,000 (the "Credit Agreement"); and

     WHEREAS, as of November 23, 1999, Middle Bay, Enex, Middle Bay Production Company, Inc. ("Production"), the Agent and the Lenders entered into a Restated Credit Agreement pursuant to which the Lenders made available to Middle Bay, a credit facility of up to $250,000,000 (the "Restated Credit Agreement"); and

     WHEREAS, as of November 23, 1999 the Lenders have acquired all of the interest of Compass Bank and Bank of Oklahoma in the Credit Agreement and the liens securing the same; and

     WHEREAS, as of December 7, 1999, Middle Bay merged with and into 3TEC Energy Corporation; and

     WHEREAS, as of May 31, 2000, Enex, Production, Magellan Exploration, LLC ("Magellan"), Lenders and Agent entered into a Second Restated Credit Agreement (the "Second Restated Credit Agreement") to reflect certain amendments to the Restated Credit Agreement; and

     WHEREAS, as of September 27, 2000, the Second Restated Credit Agreement was amended by the First Amendment to Second Restated Credit Agreement; and

     WHEREAS, as of September 30, 2000, Production merged into 3TEC and Magellan dissolved and all of its assets and liabilities were distributed to 3TEC; and

     WHEREAS, as of January 30, 2001, all of the issued and outstanding voting stock of Classic was acquired by 3TEC and it became a wholly-owned subsidiary of 3TEC; and

     WHEREAS, the Borrowers have requested that the Lenders restate the Restated Credit Agreement to make certain changes thereto and the Lenders have agreed to restate the Restated Credit Agreement and make the changes requested by the Borrowers.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree to restate the Credit Agreement as follows:

1. DEFINITIONS. When used herein the terms "Agent", "Agreement", "Bank One", "Borrower", "Borrowers", "Classic", "Enex", "Lender", "Lenders" and "3TEC" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

          Advance or Advances means a loan or loans hereunder.

          Affiliate means any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

          Alternate Base Rate shall mean, as of any date, a rate of interest per annum equal to the higher of (i) the Prime Rate for such date, and (ii) the sum of the Federal Funds Effective Rate for such date plus one-half of one percent (.50%) per annum.

          Assignment and Acceptance means a document substantially in the form of Exhibit "D" hereto.

          Base Rate shall mean, as of any date, the sum of the Alternate Base Rate plus the Base Rate Margin.

          Base Rate Loans shall mean any loan during any period which bears interest based upon the Alternate Base Rate or which would bear interest based upon the Alternate Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

          Base Rate Margin shall be:

               (i) one-half of one percent (.50%) per annum whenever the Borrowing Base Usage is equal to or greater than 90%; or

               (ii) three-eighths of one percent (.375%) per annum whenever the Borrowing Base Usage is equal to or greater than 75% but less than 90%; or

               (iii) one-quarter of one percent (.25%) per annum whenever the Borrowing Base Usage is equal to or greater than 50%, but less than 75%; or

               (iv) zero percent (0%) per annum whenever the Borrowing Base Usage is less than 50%.

          Borrowing Base shall mean the value assigned by the Lenders from time to time to the Oil and Gas Properties pursuant to Section 7 hereof. Until the next determination of the Borrowing Base pursuant to Section 7(b) hereof, the Borrowing Base shall be the amount shown in Section 7(a) hereof.

          Borrowing Base Usage shall mean, as of any date, all amounts outstanding on the Loan plus all outstanding Letters of Credit, divided by the Borrowing Base.

          Borrowing Date means the date elected by Borrowers pursuant to Section 2(b) hereof for an Advance on the Loan.

          Business Day shall mean (i) with respect to any borrowing, payment or note selection of LIBOR Loans, a day (other than Saturdays or Sundays) on which banks are legally open for business in Dallas, Texas and New York, New York and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes a day (other than Saturdays and Sundays) on which banks are legally open for business in Dallas, Texas.

          Cash Collateral Accounts is used herein as defined in Section 12(v).

          Change of Control shall occur if any Person (or syndicate or group of Persons which is deemed a Person for the purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) shall acquire, directly or indirectly an amount of issued and outstanding voting stock of Borrowers (including the acquisition of newly-issued stock) sufficient to change the control of Borrowers by causing the election or change of a majority of the directors of Borrowers.

          Change of Management means a Change of Management shall occur if Floyd
     C. Wilson ever ceases to act as Chairman and Chief Executive Officer of 3TEC and a replacement for such officer, acceptable to Agent, is not appointed within sixty (60) days thereafter.

          Commitment means (A) For all Lenders, the lesser of (i) $250,000,000 or (ii) the Borrowing Base, as reduced or increased from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Lender, its obligation to make Advances hereunder on the Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Lender's Commitment Percentage times the total Commitment as of any date. The Commitment of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 28 hereof. Each reduction in the Commitment shall result in a Pro Rata reduction in each Lender's Commitment.

          Commitment Percentage means for each Lender the percentage derived by dividing its Commitment at the time of the determination by the Commitments of all Lenders at the time of determination. The Commitment Percentage of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 28 hereof.

          Consolidated Current Assets means the total of the consolidated current assets determined in accordance with GAAP, plus, as of any date, the unused availability on the Commitment.

          Consolidated Current Liabilities means the total of consolidated current obligations as determined in accordance with GAAP, excluding therefrom, as of any date, current maturities due on the Loans.

          Consolidated EBITDAX shall mean Consolidated Net Income (excluding gains and losses from asset sales, extraordinary and non-recurring gains and losses) plus the sum of (i) income tax expense (but excluding income tax expense relating to the sales or other disposition of assets, including capital stock, the gains and losses from which are excluded in the determination of Consolidated Net Income), plus (ii) Consolidated Interest Expense, plus (iii) depreciation, depletion and amortization expense, plus
     (iv) other non-cash expenses, plus (v) dry hole costs and geological and geophysical expenses, all as determined in accordance with GAAP.

          Consolidated Interest Expense shall mean the aggregate amount of interest expense of Borrowers as determined on a consolidated basis in accordance with GAAP.

          Consolidated Net Income shall mean Borrowers' consolidated net income after income taxes calculated in accordance with GAAP.

          Current Ratio means the ratio of Consolidated Current Assets for the period being measured to the Consolidated Current Liabilities for such period.

          Default means all the events specified in Section 14 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

          Defaulting Lender is used herein as defined in Section 3(f) hereof.

          Effective Date means the date of this Agreement.

          Eligible Assignee means any of (i) a Lender or any Affiliate of a Lender; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that (A) is a subsidiary of a Lender, (B) a subsidiary of a Person of which a Lender is a subsidiary, or (C) a Person of which a Lender is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and (vi) with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrowers shall be an Eligible Assignee.

          Engineered Value is used herein as defined in Section 6 hereof.

          Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S)9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. (S)6901, et seq., the Clean Water Act, 33 U.S.C.A. (S)1251, et seq., the Clean Air Act, 42 U.S.C.A.
     (S)1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. (S)2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. (S)2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. (S) 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

          Environmental Liability means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          Environmental Lien means a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          Federal Funds Effective Rate shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          Financial Statements means balance sheets, income statements, statements of cash flows and appropriate footnotes and schedules, prepared in accordance with GAAP.

          GAAP means generally accepted accounting principles, consistently applied.

          Intercreditor Agreements means (i) the Intercreditor Agreement among 3TEC, the Agent and W/E Energy Company LLC ("W/E LLC") (formerly known as 3TEC Energy Company L.L.C.), (ii) the Intercreditor Agreement among 3TEC, the Agent and Shoemaker Family Partnership, LP, (iii) the Intercreditor Agreement among 3TEC, the

     Agent and Shoeinvest II, LP, and (iv) Letter Amendment No. 1 to Middle Bay Oil Company, Inc. Securities Purchase Agreement (dated October 19, 1999), between 3TEC and The Prudential Insurance Company of America, each dated November 23, 1999.

          Interest Payment Date shall mean the last day of each calendar quarter in the case of Base Rate Loans and, in the case of LIBOR Loans, the last day of the applicable Interest Period.

          Interest Period shall mean with respect to any LIBOR Loan (i) initially, the period commencing on the date such LIBOR Loan is made and ending one (1), three (3), or six (6) months thereafter as selected by the Borrowers pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), three (3) or six
     (6) months thereafter, as selected by the Borrowers pursuant to Section 4(a)(ii); provided, however, that (i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (iii) any Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

          Letters of Credit is used herein as defined in Section 2(c) hereof.

          LIBOR Base Rate shall mean, with respect to any LIBOR Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuter's Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of each Interest Period, and having a maturity equal to such Interest Period; provided that, if Reuter's Screen FRBD is not available to the Agent for any reason, the applicable LIBOR Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period.

          LIBOR Loans means any loans during any period which bear interest at the LIBOR Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

          LIBOR Margin shall be:

               (i) two and one-eighths percent (2.125%) per annum whenever the Borrowing Base Usage is equal to or greater than 90%;

               (ii) two percent (2%) per annum whenever the Borrowing Base Usage is equal to or greater than 75%, but less than 90%;

               (iii) one and three-quarters percent (1.75%) per annum whenever the Borrowing Base Usage is equal to or greater than 50%, but less than 75%; or

               (iv) one and one-half percent (1.50%) per annum whenever the Borrowing Base Usage is less than 50%.

          LIBOR Rate means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) the quotient of (A) the LIBOR Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the (ii) LIBOR Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16th of one percent if the rate is not such a multiple.

          Lien means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

          Loan or Loans means an Advance or Advances made under the Commitment.

          Loan Documents means this Agreement, the Notes, the Intercreditor Agreements, the Assignment, Acknowledgment, Agreement and Waiver, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

          Majority Lenders means Lenders holding 66-2/3% or more of the Commitments or if the Commitments have been terminated, Lenders holding 66-2/3% of the outstanding Loans.

          Material Adverse Effect shall mean a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrowers, (ii) the ability of the Borrowers to carry out their respective businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, (iii) the ability of Borrowers to perform fully and on a timely basis their obligations under any of the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agent or the Lenders thereunder.

          Maturity Date shall mean May 31, 2003.

          Maximum Rate means at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as the effective date of each change in such Maximum Rate.

          Minimum Interest Coverage Ratio means the ratio of Consolidated EBITDAX for the period being measured to the sum of Consolidated Interest Expense for the period being measured plus preferred stock dividends paid in cash during the period being measured.

          Notes means the Notes, substantially in the form of Exhibit "B" hereto issued or to be issued hereunder to each Lender, respectively, to evidence the indebtedness to such Lender arising by reason of the Advances on the Loan, together with all modifications, renewals and extensions thereof or any part thereof.

          Oil and Gas Properties means all oil, gas and mineral properties and interests, and related personal property, in which Borrowers grant to the Lenders either a first and prior lien and security interest pursuant to
     Section 6 hereof or a negative pledge pursuant to Section 13(a) hereof.

          Operating Accounts is used herein as defined in Section 12(v).

          Other Financing is used herein as defined in Section 15(l) hereof.

          Payor is used herein as defined in Section 3(h)hereof.

          Permitted Liens shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive Borrowers of any material right in respect of any such Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which such Borrower has set aside on its books adequate reserves in accordance with
     GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrowers' assets or properties and that do not individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrowers in connection with the construction, maintenance, development, transportation, storage or operation of Borrowers' assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which such Borrower has set aside on its books adequate reserves in accordance with
     GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrowers' assets and properties which were in existence at the time Borrowers' assets and properties were originally acquired by Borrowers and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrowers' assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrowers' assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; (xi) Liens incurred pursuant to the Security Instruments; and (xii) Liens existing at the date of this Agreement which are identified in Schedule "1" hereto.

          Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          Plan means any plan subject to Title IV of ERISA and maintained by Borrowers, or any such plan to which any Borrower is required to contribute on behalf of its employees.

          Pre-Approved Contracts as used herein shall mean any contracts or agreements entered into in connection with any Rate Management Transaction designed (i) to hedge, forward sell or swap crude oil or natural gas or otherwise sell up to 75% of the Borrowers' anticipated production from proved, developed producing reserves of crude oil, and/or up to 75% of the Borrowers' anticipated production from proved, developed producing reserves of natural gas, during the period from the immediately preceding settlement date (or the commencement of the term of such hedge transactions if there is no prior settlement date) to such settlement date, (ii) with a maturity of not exceeding the Maturity Date, and (iii) with counterparties to the hedging agreement (other than a Lender or Affiliate of a Lender which are approved counterparties) which are reasonably approved by Agent.

          Prime Rate means the rate per annum equal to the Prime Rate announced by the Agent from time to time, changing when and as said Prime Rate changes.

          Pro Rata or Pro Rata Part means for each Lender, (i) for all purposes where no Loan is outstanding, such Lender's Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Lender bears to the aggregate outstanding Loans owed to all Lenders at the time in question.

          Rate Management Transaction means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any of the Borrowers which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto and other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          Reimbursement Obligations means, at any time, the obligations of the Borrowers in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Lender in respect of any drawing or drawings under a Letter of Credit.

          Release Price is used herein as defined in Section 12(r) hereof.

          Required Payment is used herein as defined in Section 3(h) hereof.

          Reserve Requirement means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D or Eurocurrency liabilities.

          Security Instruments is used collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and

     Financing Statements and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all such documents to be in form and substance satisfactory to Agent.

          Security Purchase Agreements mean (i) a Securities Purchase Agreement dated August 27, 1999 between Middle Bay and Shoemaker Family Partnership, LP, (ii) a Securities Purchase Agreement dated August 27, 1999 between Middle Bay and Shoeinvest II, LP, (iii) a Securities Purchase Agreement dated July 1, 1999 between Middle Bay and W/E LLC and (iv) a Securities Purchase Agreement dated October 19, 1999 between Middle Bay and The Prudential Insurance Company of America, as amended by that certain Letter Amendment No. 1 to Middle Bay Securities Purchase Agreement dated November 23, 1999.

          Series B Preferred Stock means 266,667 shares of 3TEC preferred stock which has been designated as Series B and has a stated value of $7.50 per share, all of which is issued and outstanding.

          Series D Preferred Stock means 725,167 shares of 3TEC preferred stock which has been designated as Series D and has a stated value of $24.00 per share, 621,930 of which are issued and outstanding.

          Subordinated Lenders W/E LLC, Shoemaker Family Partnership, LP, Shoeinvest II, LP and The Prudential Insurance Company of America.

          Subordinated Notes means promissory notes issued by 3TEC pursuant to the Security Purchase Agreements.

          Subsidiary means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrowers or another subsidiary.

          Total Outstandings means, as of any date, the sum of (i) the total principal balance outstanding on the Notes, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total amount of all unpaid Reimbursement Obligations.

          Tranche means a set of LIBOR Loans made by the Lenders at the same time and for the same Interest Period.

          Unscheduled Redeterminations means a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the request of Borrowers (but only once between Borrowing Base redeterminations), (B) at the request of Majority Lenders.

          Unused Commitment Fee Rate shall be:

               (i) one-half of one percent (.50%) per annum whenever the Borrowing Base Usage is equal to or greater than 90%;

               (ii) three-eighths of one percent (.375%) per annum whenever the Borrowing Base Usage is equal to or greater than 50% but less than 90%; or

               (iii) one-fourth of one percent (.25%) per annum whenever the Borrowing Base Usage is less than 50%.

2.  COMMITMENTS OF THE LENDER.

         (a) Terms of Commitment. On the terms and conditions hereinafter set forth, each Lender agrees severally to make Advances to the Borrowers from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as the Borrowers may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Commitment less Total Outstandings. The obligation of the Borrowers hereunder shall be evidenced by this Agreement and the Notes issued in connection herewith, said Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Commitment shall be an aggregate amount of at least $1,000,000 or any whole multiples of $100,000 in excess thereof. Irrespective of the face amount of the Note or Notes, the Lenders shall never have the obligation to Advance any amount or amounts in excess of the Commitment or to increase the Commitment.

         (b) Procedure for Borrowing. Whenever the Borrowers desire an Advance hereunder, they shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of the Base Rate Loan, or (ii) three Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if at Base Rate Loan, shall be a Business Day and if a LIBOR Loan, a Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Base Rate Loans and/or LIBOR Loans, (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the initial Interest Period selected by Borrowers pursuant to Section 4 hereof to be applicable thereto, and (v) the date upon which such Advance is required. Upon receipt of such Notice, Agent shall advise each Lender thereof; provided, that if the Lenders have received at least one (1) day's notice of such Advance prior to funding of a Base Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a LIBOR Loan, each Lender shall provide Agent at its office at 1717 Main Street, Dallas, Texas 75201, not later than 1:00 p.m., Dallas, Texas time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Lender shall never exceed such Lender's Commitment. Not later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date, Agent shall make available to the Borrowers at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Lender shall incur any liability to the Borrowers in acting upon any Notice referred to above which Agent or such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Lenders in accordance with this Agreement, pursuant to any such Notice, the Borrowers shall have effected Advances hereunder.

         (c) Letters of Credit. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of Borrowers issue standby Letters of Credit for the account of Borrowers (the "Letters of Credit") in such face amounts as Borrowers may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Five Million Dollars ($5,000,000). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Commitment for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Notes. Each Letter of Credit issued for the account of Borrowers hereunder shall
     (i) be in favor of such beneficiaries as specifically requested by Borrowers, (ii) have an expiration date not exceeding the earlier of (a) one year or (b) the Maturity Date, and (iii) contain such other terms and provisions as may be required by issuing Lender. Each Lender (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Commitment Percentage of Agent's liability under such Letter of Credit. The Borrowers hereby unconditionally agree to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrowers of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrowers shall advise the Agent whether or not they intend to borrow hereunder to finance their obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(b) hereof. If Borrowers fail to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Lender of the demand and the failure of the Borrowers to reimburse the Agent, and each Lender shall reimburse the Agent for its Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrowers. All such amounts paid by Agent and/or reimbursed by the Lenders shall be treated as an Advance or Advances under the Commitment, which Advances shall be immediately due and payable and shall bear interest at the Maximum Rate.

         (d) Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Lenders' commitments above in Section 2(c) shall be designated by Borrowers' written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrowers shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the face amount of the outstanding Letters of Credit plus any Reimbursement Obligations exceeds Five Million Dollars ($5,000,000) or (B) the amount thereof when added to the Total Outstandings would exceed the Commitment. Borrowers agree to pay the Agent for the benefit of the Lenders commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) the LIBOR Margin then in effect times the maximum face amount of the Letter of Credit or (ii) $500.00. Borrowers further agree to pay Agent an additional fronting fee equal to one-eighth of one percent (0.125%) per annum on the maximum face amount of each Letter of Credit. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

         (e) Voluntary Reduction of Commitment. Subject to the provisions of
     Section 5(e) hereof, the Borrowers may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Commitment; provided, however, that (i) each reduction in the Commitment must be in the amount of $1,000,000 or more, in increments of $1,000,000 and (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance of the Notes exceeds the Commitment as reduced pursuant to this
     Section 2.

         (f) Mandatory Commitment Reductions. The Borrowing Base shall be reduced from time to time by the amount of any prepayment required by
     Section 12(r) hereof upon the sale of assets. If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, the

     Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

         (g) Several Obligations. The obligations of the Lenders under the Commitments are several and not joint. The failure of any Lender to make an Advance required to be made by it shall not relieve any other Lender of its obligation to make its Advance, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. No Lender shall be required to lend hereunder any amount in excess of its legal lending limit.

         (h) Type and Number of Advances. Any Advance of the Commitment may be a Base Rate Loan or a LIBOR Loan, or a combination thereof, as selected by the Borrowers pursuant to Section 4 hereof. The total number of Tranches which may be outstanding at any time shall never exceed four (4).

         (i) Limited Liability of Enex and Classic. While the obligations of the Borrowers under the Agreement and the Notes shall be joint and several obligations of 3TEC, Enex and Classic, the liability of Enex and Classic thereunder shall be limited to the maximum amount of liability that can be incurred without rendering the obligations of Enex and Classic under the Loan Documents voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by promissory notes of Borrowers as follows:

         (a) Form of Notes. The Loan shall be evidenced by a Note or Notes in the aggregate face amount of $250,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions (each a "Note"). Notwithstanding the face amount of the Notes, the actual principal amount due from the Borrowers to Lenders on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Lenders in collected funds with respect thereto. Although the Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loans. Irrespective of the face amount of the Notes, no Lender shall ever be obligated to advance on the Commitment any amount in excess of its Commitment then in effect.

         (b) Issuance of Additional Notes. At the Effective Date there shall be outstanding Notes in the aggregate face amount of $250,000,000 payable to the order of Lenders. From time to time new Notes may be issued to other Lenders as such Lenders become parties to this Agreement. Upon request from Agent, the Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Lender exchange its Note(s) for newly issued Note(s) to better reflect the extent of each Lender's Commitments hereunder.

         (c) Interest Rates. The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

         (d) Payment of Interest. Interest on the Notes shall be payable on each Interest Payment Date.

         (e) Payment of Principal. Principal of the Note or Notes shall be due and payable to the Agent for the ratable benefit of the Lenders on the Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Sections 2(f) and 9(b) hereof.

         (f) Payment to Lenders. Each Lender's Pro Rata Part of payment or prepayment of the Loans shall be directed by wire transfer to such Lender by the Agent at the address provided to the Agent for such Lender for payments no later than 2:00 p.m., Dallas, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Lender shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Lender") and the Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Dallas, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Lender as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Lender.

         (g) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Lenders, such Lender shall purchase from the other Lenders such participation as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         (h) Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrowers (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

     4.  INTEREST RATES.

         (a)  Options.

              (i) Base Rate Loans. On all Base Rate Loans the Borrowers agree to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 365, or if appropriate, 366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the Base Rate. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in Section 3(e) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

              (ii) LIBOR Loans. On all LIBOR Loans the Borrowers agree to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the LIBOR Rate. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(e) hereof and the interest with respect to each LIBOR Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate. Upon three (3) Business Days' written notice prior to the making by the Lenders of any LIBOR Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrowers shall have the option, subject to compliance by Borrowers with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), three (3) or six (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrowers shall be deemed to have elected to convert all maturing LIBOR Loans to Base Rate Loans.

         (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers and the Lenders of each rate of interest so determined and its determination thereof shall be conclusive absent error.

         (c) Conversion Option. Borrowers may elect from time to time (i) to convert all or any part of their LIBOR Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of LIBOR Loan shall only be made on the last day of the Interest Period with respect thereof, (ii) to convert all or any part of their Base Rate Loans to LIBOR Loans by giving the Agent irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement on the Notes.

         (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.


5.       SPECIAL PROVISIONS RELATING TO LOANS.

         (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed LIBOR Loan, the Agent reasonably determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Lenders of funding LIBOR Loan for such Interest Period, the Agent shall give notice of such determination to the Borrowers and the Lenders, whereupon, until the Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loan into LIBOR Loan shall be suspended, and all loans to Borrowers shall be Base Rate Loan during the period of suspension.

         (b) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Lender to make or continue to maintain or fund LIBOR Loan hereunder, then such Lender shall promptly notify Borrowers in writing and such Lender's obligation to make, continue or convert Loan into LIBOR Loan under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loan. Upon receipt of such notice, Borrowers shall either repay the outstanding LIBOR Loan owed to the Lenders, without penalty, on the last day of the current Interest Periods (or, if any Lender may not lawfully continue to maintain and fund such LIBOR Loan, immediately), or Borrowers may convert such LIBOR Loan at such appropriate time to Base Rate Loan.

         (c)  Increased Cost or Reduced Return.

              (i) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (A) shall subject such Lender to any tax, duty, or other charge with respect to any LIBOR Loan, its Notes, or its obligation to make LIBOR Loan, or change the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any LIBOR Loan (other than franchise taxes and taxes imposed on the overall net income of such Lender);

                  (B) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR
     Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the Commitment of such Lender hereunder; or

                  (C) shall impose on such Lender or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing, or maintaining any LIBOR Loan or to reduce any sum received or receivable by such Lender under this Agreement or its Notes with respect to any LIBOR Loan, then Borrowers shall pay to such Lender on demand such amount or amounts as will reasonably compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrowers under this Section 5(c), Borrowers may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or continue LIBOR Loan, or to convert all or part of the Base Rate Loan owing to such Lender to LIBOR Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

              (ii) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Lender such additional amount or amounts as will reasonably compensate such Lender for such reduction.

              (iii) Each Lender shall promptly notify Borrowers and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5(c) shall furnish to Borrowers and

     Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

              (iv) Any Lender giving notice to the Borrowers through the Agent, pursuant to Sections 3(k) or 5(c) shall give to the Borrowers a statement signed by an officer of such Lender setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Lender therefor.

              (v) Within five (5) Business Days after receipt by the Borrowers of any notice referred to in Sections 3(k) or 5(c), the Borrowers shall pay to the Agent for the account of the Lender issuing such notice such additional amounts as are required to compensate such Lender for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be.

         (d) Discretion of Lender as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such LIBOR Loan and bearing an interest rate to the applicable interest rate for such LIBOR Period.

         (e) Breakage Fees. Without duplication under any other provision hereof, if any Lender incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

              (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

              (ii) any failure to make a principal payment of a LIBOR Loan on the due date thereof; or

              (iii) any failure by the Borrowers to borrow, continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2(b) or 4(c) hereof;

     then the Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall furnish to Borrowers and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

     6. COLLATERAL SECURITY. To secure the performance by Borrowers of their obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrowers have heretofore granted and shall herewith grant and assign to Agent for the ratable benefit of the Lenders a first and prior Lien on certain of their Oil and Gas Properties, certain related equipment, oil and gas inventory and proceeds of the foregoing. The Oil and Gas Properties heretofore and herewith mortgaged to the Agent shall represent not less than 80% of the Engineered Value (as hereinafter defined) of Borrowers' Oil and Gas Properties as of the Effective Date. Obligations arising from agreements arising from Rate Management Transactions between Borrowers and one or more of the Lenders or an Affiliate of any of the Lenders providing for the hedging, forward sale or swap of crude oil or natural gas or interest rate protection shall be secured by the Collateral (as hereinafter defined) on a pari passu basis with the indebtedness and obligations of the Borrowers under the Loan Documents. All Oil and Gas Properties and other collateral in which Borrowers herewith grant or hereafter grant to Agent for the ratable benefit of the Lenders a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6 or the Oil and Gas Properties and other collateral in which the Agent has acquired an interest for the ratable benefit of the Lenders from Compass Bank, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

     The granting and assigning of such security interests and Liens by Borrowers shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrowers shall have furnished to the Agent mortgage and title opinions and other title information satisfactory to Agent with respect to the title and Lien status of Borrowers' interests in not less than 90% of the Engineered Value of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent for the ratable benefit of the Lenders, pursuant to Sections 7 and 12 hereof. Borrowers will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Lenders' security interests and Liens in the Oil and Gas Properties or any part thereof.

     7.  BORROWING BASE.

         (a) Initial Borrowing Base. At the Effective Date, the Borrowing Base shall be 175,000,000.

         (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Lenders at least semi-annually on May 1 and November 1 of each year beginning May 1, 2001 or as Unscheduled Redeterminations. The Borrowers shall furnish to the Lenders as soon as possible but in any event no later than April 1 of each year, beginning April 1, 2001, with an Engineering Report in form and substance satisfactory to the Agent prepared by an independent petroleum engineering firm or firms acceptable to Agent covering the Oil and Gas Properties utilizing economic and pricing parameters used by Agent as established from time to time, together with such other information concerning the value of the Oil and Gas Properties as the Agent shall deem necessary to determine the value of the Oil and Gas Properties. By October 1 of each year, beginning October 1, 2001, or within thirty (30) days after either (i) receipt of notice from Agent that the Lenders require an Unscheduled Redetermination, or (ii) the Borrowers give notice to Agent of their desire to have an Unscheduled Redetermination performed, the Borrowers shall furnish to the Lenders an engineering report in form and substance satisfactory to Agent prepared by Borrowers' in-house engineering staff valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Agent shall by written notice to the Borrowers no later than May 1 and November 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrowers of the designation by the Lenders of the new Borrowing Base for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Lenders, the Agent shall notify the Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base, and such new Borrowing Base shall continue until the next Determination Date. If the Borrowers do not furnish all such information, reports and data by any date specified in this
     Section 7(b), unless such failure is of no fault of the Borrowers, the Lenders may nonetheless designate the Borrowing Base at any amounts which the Lenders in their reasonable discretion determine and may redesignate the Borrowing Base from time to time thereafter until the Lenders receive all such information, reports and data, whereupon the Lenders shall designate a new Borrowing Base as described above. Each Lender shall determine the amount of the Borrowing Base based upon the loan collateral value which such Lender in its reasonable discretion (using such methodology, assumptions and discounts rates as such Lender customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of the Borrowers at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrowers and their affiliates) as such Lender customarily considers in evaluating similar oil and gas credits, but such Lender in its discretion shall not be required to give any additional positive value to any Oil and Gas Property over the current economic and pricing parameters used by such Lender for such Determination Date which additional value is derived directly from a hedging, forward sale or swap agreement covering such Oil and Gas Property as of the date of such determination. All determinations or Unscheduled Redeterminations of the Borrowing Base require the approval of Majority Lenders; provided, however, that notwithstanding anything to the contrary herein, the amount of the Borrowing Base may not be increased, without the approval of all Lenders. If the Lenders cannot otherwise agree on the Borrowing Base, the Agent shall notify each of the Lenders of such fact or facts and each Lender will submit within five (5) days thereafter its proposed Borrowing Base. The redetermined Borrowing Base shall be then determined based upon the weighted arithmetic average of the proposed amounts submitted by each Lender, said proposals to be weighted according to each Lender's Commitment. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment, if any, required to be made pursuant to
     Section 12(r) hereof. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Sections 2(e) and 2(f) hereof. It is expressly understood that the Lenders have no obligation to designate the Borrowing Base at any particular amounts, except in the exercise of their discretion, whether in relation to the Commitment or otherwise. Provided, however, that the Lenders shall not have the obligation to designate a Borrowing Base in an amount in excess of the Commitment.

     8.  FEES.

         (a) Unused Commitment Fee. The Borrowers shall pay to Agent for the ratable benefit of the Lenders an unused commitment fee (the "Unused Commitment Fee") equivalent to the Unused Commitment Fee Rate times the daily average of the unadvanced amount of the Commitment. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning March 30, 2001 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Commitment terminates on any date prior to the end of any such monthly period, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

         (b) The Letter of Credit Fee. Borrowers shall pay to the Agent the Letter of Credit fees required above in Section 2(d).

     9.  PREPAYMENTS.

         (a) Voluntary Prepayments. Subject to the provisions of Section 5(e) hereof, the Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Business Days' notice to Agent in the case of LIBOR Loan Tranches and without notice in the case of Base Rate Loans and shall be in a minimum amount of (i) $500,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance of the Notes, whichever is less), for Base Rate Loans, plus accrued interest thereon and (ii) $1,000,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance on the Notes, whichever is less) for LIBOR Loans, plus accrued interest thereon to the date of prepayment.

         (b) Mandatory Prepayment For Borrowing Base Deficiency. In the event the Total Outstandings ever exceed the Borrowing Base as determined by Lenders pursuant to Section 7(b) hereof, the Borrowers shall, within thirty
     (30) days after written notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Lender, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Lenders in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment, or (C) prepay, without premium or penalty, the principal amount of such excess in five (5) equal monthly installments to be applied to principal plus accrued interest thereon with the first such monthly payment being due upon the 30th day after receipt of notice of such deficiency. If the Total Outstandings ever exceed the Commitment as a result of any required reduction in the Commitment, then in such event, Borrowers shall, upon written notice, immediately prepay the principal amount of the Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

     10. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement, the Borrowers represent and warrant to the Lenders (which representations and warranties will survive the delivery of the Notes) that:

         (a) Creation and Existence. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each Borrower has all power and authority to own its properties and assets and to transact the business in which it is engaged.

         (b) Power and Authority. Each Borrower is duly authorized and empowered to create and issue the Notes; and is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agreement; and all corporate action on each Borrower's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

         (c) Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each Borrower, enforceable in accordance with its respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

         (d) No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of each Borrower's knowledge violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which any Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of any Borrower, other than those contemplated by this Agreement.

         (e) No Consent. The execution, delivery and performance by each Borrower of the Notes and the Loan Documents, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases.

         (f) Financial Condition. The unaudited consolidated Financial Statements of 3TEC dated September 30, 2000, which have been delivered to Lenders are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrowers on a consolidated basis as of the date or dates and for the period or periods stated subject to normal year-end adjustments and provided that such Financial Statements do not contain footnotes. No change has since occurred in the condition, financial or otherwise, of any Borrower which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Lenders in Schedule "2" attached hereto.

         (g) Liabilities. No Borrower has any material liability, direct or contingent, except as disclosed to the Lenders in the Financial Statements and on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of any Borrower which is reasonably expected to have a Material Adverse Effect.

         (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Lenders in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of any of the Borrowers threatened against or affecting any of the Borrowers which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

         (i) Taxes; Governmental Charges. Each Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         (j) Titles, Etc. Each Borrower has good and defensible title to all of its assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

         (k) Defaults. No Borrower is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which any Borrower is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

         (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of the Borrowers delivered to Lenders, neither the business nor the assets or properties of any Borrower has been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         (m) Use of Proceeds; Margin Stock. The proceeds of the Commitment may be used by the Borrowers for the purposes of (i) refinance existing indebtedness, (ii) acquisition and development of oil and gas properties,
     (iii) Letters of Credit, (iv) working capital and (v) general corporate purposes. None of the Borrowers are engaged principally or as one of their important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

          No Borrower nor any person or entity acting on behalf of the Borrowers has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         (n) Location of Business and Offices. The principal place of business and chief executive offices of the each Borrower is located at the address stated in Section 17 hereof.

         (o) Compliance with the Law. To the best of each Borrower's knowledge, no Borrower:

             (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, or any of its assets or properties are subject; or

             (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

         (p) No Material Misstatements. No information, exhibit or report furnished by any Borrower to the Lenders in connection with the negotiation of this Agreement or in the preparation of the offering memo contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         (q) Not A Utility. No Borrower is an entity engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

         (r) ERISA. Each Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of any Borrower.

         (s) Public Utility Holding Company Act. No Borrower is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (t) Subsidiaries. Each of the Borrower's Subsidiaries are listed on Schedule "5" hereto.

         (u) Environmental Matters. Except as disclosed on Schedule "6", no Borrower (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which any Borrower is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

         (v) Liens. Except (i) as disclosed on Schedule "1" hereto and (ii) for Permitted Liens, the assets and properties of the each Borrower are free and clear of all liens and encumbrances.

     11. CONDITIONS OF LENDING.

         (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Commitment shall be subject to satisfaction of the following conditions precedent:

              (i) Execution and Delivery. Each Borrower shall have executed and delivered the Agreement, the Notes and other required Loan Documents, all in form and substance satisfactory to the Agent;

              (ii) Legal Opinion. The Agent shall have received from Borrowers' legal counsel a favorable legal opinion in form and substance satisfactory to it (i) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e) and (h) hereof, and (ii) as to such other matters as Agent or its counsel may reasonably request; provided that the opinion as to 10(e) and 10(h) may be limited to knowledge;

              (iii) Corporate Resolutions. The Agent shall have received appropriate certified corporate resolutions of each Borrower;

              (iv) Good Standing. The Agent shall have received evidence of existence and good standing for each Borrower;

              (v) Incumbency. The Agent shall have received a signed certificate of each Borrower, certifying the names of the officers of each Borrower authorized to sign loan documents on behalf of each Borrower, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of any Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

              (vi) Articles of Incorporation and Bylaws. The Agent shall have received copies of the Articles of Incorporation of each Borrower and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of each Borrower and all amendments thereto, certified by each Borrower as being true, correct and complete;

              (vii) Representation and Warranties. The representations and warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

              (viii) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

              (ix) Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

              (x) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrowers.

         (b) The obligation of the Lenders to make any Advance or issue any Letter of Credit under the Commitment (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

              (i) Representation and Warranties. The representations and warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

              (ii) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

              (iii) Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

              (iv) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers.

     12. AFFIRMATIVE COVENANTS. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Majority Lenders prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Commitments are in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

         (a) Financial Statements and Reports. Each Borrower shall promptly furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of each Borrower, as the Agent may reasonably request, and will furnish to the
     Agent:

              (i) Annual Audited Financial Statements. As soon as available, and in any event within ninety (90) days after the close of each fiscal year beginning with the fiscal year ended December 31, 2000, the annual audited consolidated Financial Statements of Borrowers, prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Agent;

              (ii) Annual Unaudited Financial Statements. Contemporaneously with the delivery of the annual audited Financial Statements required above in Section 12(a)(i), the annual unaudited consolidating Financial Statements of Borrowers prepared in accordance with GAAP;

              (iii) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each year beginning with the fiscal quarter ended March 31, 2000, the quarterly unaudited, consolidated and consolidating Financial Statements of the Borrowers prepared in accordance with GAAP;

              (iv) Report on Properties. As soon as available and in any event on or before April 1 and October 1 of each calendar year, and at such other times as any Lender, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such Section 7 on the Oil and Gas Properties;

              (v) SEC Reports. As soon as available, and in any event within five (5) days of filing, copies of all filings by each Borrower with the Securities and Exchange Commission;

              (vi) Hedging Reports. As soon as available, and in any event within thirty (30) days after the end of each fiscal quarter, a report of all existing Rate Management Transactions , said report to be in form and substance satisfactory to Agent;

              (vii) Additional Information. Promptly upon request of the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

     All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

         (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof for the months coinciding with the end of each calendar quarter, each Borrower will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "C" attached hereto, signed by the President or Chief Financial Officer of each Borrower, (i) stating that each Borrower has fulfilled in all material respects its obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of each Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(b) and (c); and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

         (c) Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statement pursuant to Section 12(a)(i) hereof, Borrowers will furnish a statement from the firm of independent public accountants which prepared such Financial Statement to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default and specifically calculating Borrowers' compliance with Sections 13(b) and (c) of this Agreement.

         (d) Taxes and Other Liens. Each Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon each Borrower, or upon the income or any assets or property of any Borrower, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of any Borrower and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that such Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if such Borrower shall have set up adequate reserves therefor, if required, under GAAP.


         (e) Compliance with Laws. Each Borrower will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

         (f) Further Assurances. Borrowers will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. Borrowers at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

         (g) Performance of Obligations. Borrowers will pay the Notes and other obligations incurred by them hereunder according to the reading, tenor and effect thereof and hereof; and Borrowers will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrowers under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

         (h) Insurance. The Borrowers now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to their respective assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrowers will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrowers in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen
     (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. The Borrowers shall at all times maintain adequate insurance with respect to all of their assets, including but not limited to, the Oil and Gas Properties or any collateral against their liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. The Borrowers shall at all times maintain cost of control of well insurance with respect to the

     Oil and Gas Properties which shall insure the Borrowers against seepage and pollution expense; redrilling expense; and cost of control of well; fires, blowouts, etc., if deemed economical in the reasonable discretion of the Borrowers. Additionally, the Borrowers shall at all times maintain adequate insurance with respect to all of their other assets and wells in accordance with prudent business practices.

         (i) Accounts and Records. Each Borrower will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Borrower's auditors.

         (j) Right of Inspection. Each Borrower will permit any officer, employee or agent of the Lenders to examine such Borrower's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Lenders may reasonably request. The Lenders will use best efforts to keep all Confidential Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Lenders', and the Lenders' subsidiaries', Affiliates, officers, employees, legal counsel and regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Lenders' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents, all of whom shall be specifically informed by Lenders of the confidential character of the Confidential Information and that by receiving such Confidential Information they are agreeing to be bound by the terms of this Agreement relating to the treatment of such Confidential Information. As used herein, "Confidential Information" means information about the Borrowers furnished by the Borrowers to the Lenders, but does not include information (i) which was publicly known, or otherwise known to the Lenders, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Lenders, or (iii) which otherwise becomes known to the Lenders, other than through disclosure by the Borrowers.

         (k) Notice of Certain Events. The Borrowers shall promptly notify the Agent if Borrowers learn of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement by Borrowers of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrowers or any of the assets or properties of Borrowers which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between Borrowers and any governmental or regulatory body or any other Person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; (iv) any other matter which in Borrowers' reasonable opinion could have a Material Adverse Effect.

         (l) ERISA Information and Compliance. The Borrowers will promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Borrowers specifying the nature thereof, what action Borrowers are taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

         (m) Environmental Reports and Notices. The Borrowers will deliver to the Agent (i) promptly upon its becoming available, one copy of each report sent by any Borrower to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon any Borrower's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release any Borrower would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of any Borrower, and Borrowers shall immediately deliver a copy of any such notice to Agent.

         (n) Compliance and Maintenance. The Borrowers will (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12(o) and 12(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrowers exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrowers under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

         (o) Operation of Properties. Except as provided in Subsection 12(p) and
     (q) below, the Borrowers will operate, or use reasonable efforts to cause to be operated, all

     Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrowers shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss .

         (p) Compliance with Leases and Other Instruments. The Borrowers will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by Borrowers (or required to keep unimpaired in all material respects the rights of Borrowers in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrowers by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrowers or any of the Oil and Gas Properties and do all other things necessary of Borrowers to keep unimpaired in all material respects the rights of Borrowers thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrowers to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrowers from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrowers exercised in good faith, it is not in the best interest of the Borrowers to perpetuate the same.

         (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than the Borrowers, the Borrowers shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of the Borrowers; however, the Borrowers agree to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

         (r) Sale of Certain Assets/Prepayment of Proceeds. The Borrowers will immediately pay over to the Agent for the ratable benefit of the Lenders as a prepayment of principal on the Notes and a reduction of the Commitments, an amount equal to 100% of the Release Price from the proceeds of the sale of the Oil and Gas Properties (other than sales permitted by Sections 13(a)(ii)(A) and (B) hereof), which sale has been approved in advance by the Majority Lenders. The term "Release Price" as used herein shall mean a price determined by the Majority Lenders in their discretion based upon the loan collateral value of the Oil and Gas Properties being sold by Borrowers which such Lenders in their discretion (using such methodology, assumptions and discounts rates as such Lenders customarily use in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assign to such Oil and Gas Properties at the time in question. Any such prepayment of principal on the Notes required by this Section 12(r), shall not be in lieu of, but shall be in addition to any mandatory prepayment of principal required to be paid pursuant to Sections 9(b) hereof.

         (s) Title Matters. Within ninety (90) days after the Effective Date with respect to the Oil and Gas Properties listed on Schedule "7" hereto, Borrowers shall furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrowers to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrowers will promptly (but in no event more than thirty (30) days following such mortgaging), furnish, if requested, Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrowers to such Oil and Gas Properties subject only to Permitted Liens.

         (t) Curative Matters. Within sixty (60) days after the Effective Date with respect to matters listed on Schedule "8" and, thereafter, within sixty (60) days after receipt by Borrowers from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrowers shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrowers elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted. If the Borrowers fail to satisfy (i) or (ii) above within the time specified, the loan collateral value assigned by the Lenders to the Oil and Gas Properties for which such curative information was requested shall be deducted from the Borrowing Base resulting in a reduction thereof.

         (u) Change of Principal Place of Business. Borrowers shall give Agent at least thirty (30) days prior written notice of their intention to move their principal place of business from the address set forth in Section 17 hereof.

         (v) Cash Collateral Accounts. Each Borrower shall establish and maintain with Agent one or more operating accounts (the "Operating Accounts"), the maintenance of each of which shall be subject to such rules and regulations as Agent from time to time specify. Such Operating Accounts shall be the sole operating accounts of the Borrowers. Such accounts shall be maintained with the Agent until all amounts due hereunder and under the Notes have been paid in full. To the extent not already so instructed, Borrowers shall within sixty (60) days of the Effective Date instruct and cause all monetary proceeds of production from the Oil and Gas Properties to be remitted to their respective Operating Accounts. Such proceeds of production shall not be redirected without the prior written consent of the Agent until such time as all indebtedness due Lenders by Borrowers has been paid in full and the Commitments have been terminated. Each Borrower hereby grants a security interest to Lenders in and to their respective Operating Accounts (collectively, the "Cash Collateral Accounts") and all checks, drafts and other items ever received by any Lender for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrowers' obligations hereunder any and all funds legally and beneficially owned by the Borrowers then or thereafter on deposit in the Cash Collateral Accounts for the ratable benefit of the Lenders.

         (w) Additional Collateral. The Borrowers agree to regularly monitor engineering data covering all producing oil and gas properties and interests owned or acquired by Borrowers on or after the date hereof and to mortgage or cause to be mortgaged such of the same to Agent for the ratable benefit of the Lenders in substantially the form of the Security Instruments, as applicable, to the extent that the Lenders shall at all times during the existence of the Commitment be secured by perfected Liens and security interests covering not less than eighty percent (80%) of the Engineered Value of all producing oil and gas properties of Borrowers. In addition, the Borrowers agree that in connection with the mortgaging of such additional oil and gas properties, they shall within a reasonable time thereafter, deliver to the Agent such mortgage and title opinions and other title information with respect to the title and Lien status of such oil and gas properties as may be necessary to maintain at all times a level of such title opinions and title information of not less than ninety percent (90%) of the Engineered Value of all Oil and Gas Properties mortgaged to the Agent for the ratable benefit of the Lenders.

     13. NEGATIVE COVENANTS. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Majority Lenders prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this
Section 13 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

         (a) Negative Pledge. Borrowers shall not without the prior written consent of the Lenders:

              (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of their assets or properties except Permitted Liens; or

              (ii) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of their assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrowers' oil and gas businesses, (B) sales, leases or transfers or other dispositions made by Borrowers between Borrowing Base Determination Dates which do not exceed $10,000,000 of net proceeds in the aggregate between such Determination Dates, and (C) other sales, leases, transfer or other dispositions made with the consent of Majority Lenders which are made pursuant to, and in full compliance with, Section 12(r) hereof;

         (b) Current Ratio. Borrowers shall not allow their ratio Current Ratio to be less than 1.0 to 1.0 as of the end of any fiscal quarter.

         (c) Minimum Interest Coverage Ratio. The Borrowers will not allow their Minimum Interest Coverage Ratio to be less than (i) 2.5 to 1.0 for the two quarter period ending March 31, 2000, (ii) 2.5 to 1.0 for the three quarter period ending June 30, 2000, (iii) 2.5 to 1.0 for the four quarter period ending September 30, 2000 and each four quarter period thereafter.

         (d) Consolidations and Mergers. No Borrower will consolidate or merge with or into any other Person, except that any Borrower may merge with another Person if such Borrower is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing except that Enex and Classic may merge into 3TEC .

         (e) Debts, Guaranties and Other Obligations. Without the consent of Majority Lenders, no Borrower will incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will any Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

              (i) the Notes and any renewal or increase thereof, or other indebtedness of the Borrowers heretofore disclosed to Lenders in the Borrower's Financial Statements or on Schedule "3" hereto; or

              (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

              (iii) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells; or

              (iv) indebtedness evidenced by the Subordinated Notes; or

              (v) any renewals or extensions of (but not increases in) any of the foregoing.

         (f) Dividends. No Borrower will declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, except the foregoing shall not apply to dividends on the Series D Preferred Stock; provided, however, that no dividend may be paid on the Series D Preferred Stock, if, immediately before or after giving effect thereto, a Default or Event of Default exists.

         (g) Loans and Advances. Borrowers shall not make or permit to remain outstanding any loans or advances to or in any person or entity, except that the foregoing restriction shall not apply to:

              (i) loans or advances to any person, the material details of which have been set forth in the Financial Statements of the Borrowers heretofore furnished to Lenders; or

              (ii) advances made in the ordinary course of Borrowers' oil and gas business; or

              (iii) loans or advances to Affiliates and non-related third parties not exceeding $100,000 in the aggregate during the existence of the Commitment.

         (h) Sale or Discount of Receivables. Borrowers will not discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of their notes receivable or accounts receivable.

         (i) Nature of Business. Borrowers will not permit any material change to be made in the character of their respective businesses as carried on at the date hereof.

         (j) Transactions with Affiliates. Borrowers will not enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to them than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

         (k) Hedging Transactions. Borrowers will not enter into any Rate Management Transactions, except the foregoing prohibitions shall not apply to

     (x) transactions consented to in writing by the Majority Lenders which are on terms acceptable to the Majority Lenders, or (y) Pre-Approved Contracts.

         (l) Investments. Borrowers shall not make any investments in any person or entity, except such restriction shall not apply to:

              (i) investments and direct obligations of the United States of America or any agency thereof; or

              (ii) investments in certificates of deposit issued by the Lenders or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a senior unsecured debt rating of A+ by Standard & Poors or A1 by Moody's; or

              (iii) investments in insured money market funds, LIBOR investment accounts and other similar accounts at Agent or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a senior unsecured debt rating of A+ by Standard & Poors or A1 by Moody's.

         (m) Amendment to Articles of Incorporation or Bylaws. Borrowers will not permit any material amendment to, or any alteration of, their Articles of Incorporation or Bylaws, except 3TEC may amend its Articles of Incorporation to provide for staggered terms of its directors and to remove the right of stockholders to act by majority written consent.

         (n) Proceeds of Production. Borrowers shall not redirect the payment of the proceeds of production from the Oil and Gas Properties to anyone or any place other than to the Operating Accounts at the Agent.

         (o) Issuance of Preferred Stock. Borrowers shall not issue any additional preferred stock after the Effective Date without the consent of Majority Lenders, except as permitted for the exchange of securities for the Exchangeable Preferred Stock or as payment in kind to the holders of Series D Preferred Stock.

         (p) Amendments to and Redemption of Preferred Stock or Other Equity. Borrowers shall not (i) amend any outstanding equity issue after the Effective Date without the consent of Majority Lenders, or (ii) redeem any preferred stock without consent of Majority Lenders.

         (q) Payment or Pre-Payment of Other Indebtedness. Except as otherwise provided for in this Agreement, Borrowers shall not make any unscheduled payments on or redeem any of their indebtedness (other than indebtedness owed the Lenders hereunder) unless such payment, pre-payment or redemption is approved by Majority Lenders.

         (r) Subordinated Indebtedness. Borrowers shall not fail in any respect to comply with all of the provisions of the Intercreditor Agreements or the subordination provisions of the Security Purchase Agreements and shall not make any payments on the Subordinated Notes in violation of the provisions thereof. 3TEC shall not amend in any respect the provisions of the Subordinated Notes or the Security Purchase Agreements, except as permitted by the provisions of the Intercreditor Agreements or any of the Security Purchase Agreements.

     14. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

         (a) The Borrowers shall fail to pay when due or declared due the principal of any note or any Reimbursement Obligation when due; or

         (b) Borrowers shall fail to pay any accrued interest due and owing on any Note or any fees or any other amount payable hereunder when due and such failure shall continue for a period of three (3) business days following the due date;

         (c) Any representation or warranty made by Borrowers under this Agreement, or in any certificate or statement furnished or made to the Lenders pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrowers under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

         (d) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrowers contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is a twenty (20) day cure period), and such default shall continue for more than thirty (30) days after written notice is received by Borrowers; or

         (e) Default shall be made in the due observance or performance of the covenants of the Borrowers contained in Section 13 of this Agreement and such default shall continue for more than twenty (20) days after written notice is received by Borrowers; or

         (f) Default shall be made in respect of any obligation for borrowed money, other than the Notes, for which Borrowers are liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of any Borrower or in respect of any agreement relating to any such obligations unless such Borrower is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

         (g) Borrowers shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to any of them or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of any of them or any substantial part of their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against them, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any corporate action authorizing the foregoing; or

         (h) An involuntary case or other proceeding, shall be commenced against Borrowers seeking liquidation, reorganization or other relief with respect to them or their debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrowers under the federal bankruptcy laws as now or hereinafter in effect; or

         (i) A final judgment or order for the payment of money in excess of $4,000,000 (or judgments or orders aggregating in excess of $4,000,000) shall be rendered against Borrowers and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

         (j) In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Notes, and the Borrowers shall fail to comply with the provisions of Section 9(b) hereof; or

         (k)  A Change of Control shall occur; or

         (l)  A Change of Management shall occur.

     Upon occurrence of any Event of Default specified in Subsections 14(g) and
(h) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrowers hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrowers. In any other Event of Default, the Agent, upon request of Majority Lenders, shall by written notice to the Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrowers hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

     Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lenders to or for the credit or the account of the Borrowers against any and all of the indebtedness of the Borrowers under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Lenders shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Lenders shall be applied against the indebtedness owed the Lenders by the Borrowers pursuant to this Agreement and the Notes. The Lenders agree promptly to notify the Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

     15. THE AGENT AND THE LENDERS.

         (a) Appointment and Authorization. Each Lender hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents;
     (ii) to arrange the means whereby the funds of Lenders are to be made available to the Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents);
     (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to promptly distribute to each Lender all material information, requests, documents and items received from the Borrowers under the Loan Documents; (vii) to promptly distribute to each Lender such Lender's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders. Each Lender hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Lender. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrowers, and any person which may do business with the Borrowers, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Lenders; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrowers arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrowers arising under the Loan Documents, then each Lender shall be entitled to share in such application according to its pro rata part thereof. Each Lender, upon request of any other Lender, shall disclose to all other Lenders all indebtedness and liabilities, direct and contingent, of the Borrowers to such Lender as of the time of such request.

         (b) Note Holders. From time to time as other Lenders become a party to this Agreement, Agent shall obtain execution by the Borrowers of additional Notes in amounts representing the Commitment of each such new Lender, up to an aggregate face amount of all Notes not exceeding $250,000,000. The obligation of such Lender shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in
     Section 2 hereof. From time to time, Agent may require that the Lenders exchange their Notes for newly issued Notes to better reflect the Commitments of the Lenders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

         (c) Consultation with Counsel. Lenders agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. LENDERS ACKNOWLEDGE THAT GARDERE WYNNE SEWELL LLP IS COUNSEL FOR BANK ONE, BOTH AS AGENT AND AS A LENDER, AND THAT SUCH FIRM DOES NOT REPRESENT ANY OF THE OTHER LENDERS IN CONNECTION WITH THIS TRANSACTION.

         (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

         (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Lenders and the Borrowers, and Agent may be removed at any time with or without cause by all Lenders. If no successor Agent has been so appointed by all Lenders (and approved by the Borrowers) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent. Any successor Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
     Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Lender pursuant to Section 28 hereof .

         (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender or the Borrowers that such Lender or the Borrowers considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

          Agent shall not be responsible to Lenders for any of the Borrowers' recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any

     Lender under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrowers to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          The relationship between Agent and each Lender is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrowers or any of their beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Lenders and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

          Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Lenders, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided herein and in
     Section 7(b) hereof, without the consent of Majority Lenders designate the amount of the Borrowing Base or (ii) take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Lenders which: (i) would increase the Borrowing Base, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Lender's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Lender's Note or Notes, (iv) would materially increase any Lender's obligations hereunder or would materially alter Agent's obligations to any Lender hereunder, (v) would release Borrowers from their obligation to pay any Lender's Note or Notes,
     (vi) release any of the Collateral except as permitted by Sections 12(r) and 13(a)(ii) hereof, (vii) would change the definition of Majority Lenders, (viii) would amend, modify or change any provision of this Agreement requiring the consent of all the Lenders, (ix) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or (x) would extend the Maturity Date or
     (xi) would amend this sentence or the previous sentence. Agent shall not have liability to Lenders for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Lenders.

         (g) Independent Investigation. Each Lender severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Lender by Agent in connection herewith, and each Lender represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrowers while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers which may come into the possession of Agent.

         (h) Indemnification. Lenders agree to indemnify Agent, ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Lender shall be entitled to be reimbursed by the Agent for any amount such Lender paid to Agent under this
     Section 15(h) to the extent the Agent has been reimbursed for such payments by the Borrowers or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE AGENT FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

         (i) Benefit of Section 15. The agreements contained in this Section 15 are solely for the benefit of Agent and the Lenders and are not for the benefit of, or to be relied upon by, the Borrowers, any affiliate of the Borrowers or any other person.

         (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by the Borrowers and collection by Lenders (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrowers shall be made Pro Rata; provided, however, in the event that any Defaulting Lender shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances.

         (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from the Borrowers prior to the date on which any payment is due to Lenders hereunder that the Borrowers will not make such payment in full, Agent may, but shall not be required to, assume that the Borrowers have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the interest rate applicable to such portion of the Loan.

         (l) Other Financings. Without limiting the rights to which any Lender otherwise is or may become entitled, such Lender shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Lender to, on behalf of, or with the Borrowers (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrowers which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Lender which may be or become security for the obligations of the Borrowers arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

         (m) Interests of Lenders. Nothing in this Agreement shall be construed to create a partnership or joint venture between Lenders for any purpose. Agent, Lenders and the Borrowers recognize that the respective obligations of Lenders under the Commitments shall be several and not joint and that neither Agent nor any of Lenders shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Lender is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrowers under the Commitments on a Pro Rata basis. Each Lender shall perform all duties and obligations of Lenders under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

         (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Lenders, Agent may invest such funds pending distribution (at the risk of the Borrowers). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by the Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

     16. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Agent or the Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Lenders hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     17. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWERS: c/o 3TEC ENERGY CORPORATION, Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002, Attn: R.A. Walker, President and Chief Financial Officer, Facsimile (713) 821-7200; (b) AGENT: BANK ONE, NA, 910 Travis Street, 6th Floor, Houston, Texas 77002, Facsimile No. (713) 751-3544, Attention: Ronald L. Dierker, First Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 17. Any notice required to be given to the Lenders shall be given to the Agent and distributed to all Lenders by the Agent.

     18. EXPENSES. The Borrowers shall pay (i) all reasonable and necessary out-of-pocket expenses of the Lenders, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrowers or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Lenders, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. THE BORROWERS HEREBY ACKNOWLEDGE THAT GARDERE WYNNE SEWELL LLP IS SPECIAL COUNSEL TO BANK ONE, AS AGENT AND AS A LENDER, UNDER THIS AGREEMENT AND THAT IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT THE BORROWERS IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. The Borrowers are relying on separate counsel in the transaction described herein. The Borrowers shall indemnify the Lenders against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Lenders hereunder and under the Notes.

     19. INDEMNITY. The Borrowers agree to indemnify and hold harmless the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lenders, including all local counsel hired by such counsel) ("Claim") incurred by the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Lenders hereunder and under the Notes, provided that the Borrowers shall have no obligation under this Section to the Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lender. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

     20. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN HOUSTON, HARRIS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

     21. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     22. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Lender ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by the Borrowers results in the Borrowers having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrowers. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

     23. AMENDMENTS. Subject to the provisions of Section 15(f) hereof, this Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

     24. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     25. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

     26. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     27. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrowers may not, without the prior written consent of all of the Lenders, assign any rights, powers, duties or obligations hereunder.

     28. ASSIGNMENTS AND PARTICIPATIONS.

         (a) Each Lender shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitment and its rights and obligations hereunder to one or more Affiliates, Lenders, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that in connection with each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Agent and the Borrowers, which consents will not be unreasonably withheld; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrowers shall not be required. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Commitment; provided, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Lender shall at all times maintain Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Lender's Commitment, (4) no Lender may offer to sell its Note or Notes, Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Lender and its assignee delivers to Agent and Borrowers an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $3,500 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrowers shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitment and if the assignor Lender has retained a portion of its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Lender). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Lender, party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or the Agent shall be required to release the transferor Lender with respect to its Commitment assigned to such assignee and the transferor Lender shall henceforth be so released.

         (b) Each Lender shall have the right to grant participations in all or any part of such Lender's Notes and Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

         (c) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Lender or Majority Lenders (except as set forth in (iii) below);

         (d) in the event any Lender grants a participation hereunder, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such

     Note or Notes for all purposes under the Loan Documents, and Agent, each Lender and Borrowers shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted; and

         (e) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Lenders.

              (i) It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrowers' properties and operations which was provided to such Lender pursuant to this Agreement.

              (ii) Upon the reasonable request of either Agent or Borrowers, each Lender will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

     29. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION. THE OBLIGATIONS OF BORROWERS UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF HARRIS, OR IN THE UNITED STATES COURTS LOCATED IN HARRIS COUNTY, TEXAS AND THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN
SECTION 17. THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF HARRIS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     30. WAIVER OF JURY TRIAL. THE BORROWERS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     31. OTHER AGREEMENTS. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      32. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       BORROWERS:

                                       3TEC ENERGY CORPORATION
                                       a Delaware corporation


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------


                                       ENEX RESOURCES CORPORATION
                                       a Delaware corporation


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------


                                       3TEC/CRI CORPORATION, A TEXAS CORPORATION


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                       LENDERS:

                                       BANK ONE, NA (Chicago Office)
                                       (successor by merger to Bank One,
                                       Texas, N.A.)


                                       By:
                                          -----------------------------
                                          Ronald L. Dierker, Director,
                                          Capital Markets


                                       THE BANK OF NOVA SCOTIA


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                       BANK OF MONTREAL


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                       WELLS FARGO BANK TEXAS, NATIONAL
                                       ASSOCIATION


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------
                                       CIBC, INC.


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                       COMERICA BANK



                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                       FLEET NATIONAL BANK


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                       ADMINISTRATIVE AGENT:

                                       BANK ONE, NA (Chicago Office),
                                       (successor by merger to Bank One,
                                       Texas, N.A.)



                                       By:
                                          -----------------------------
                                          Ronald L. Dierker, Director,
                                          Capital Markets


                                       SYNDICATION AGENT:


                                       BANK OF MONTREAL


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                                                     EXHIBIT "A"

                              NOTICE OF BORROWING

     The undersigned hereby certifies that he is the ___________________ of 3TEC ENERGY CORPORATION, a Delaware corporation and that as such he is authorized execute this Notice of Borrowing on behalf of all of the Borrowers (as such term is defined in the Agreement). With reference to that certain Third Restated Credit Agreement dated as of March __, 2001 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into by and between Borrowers and BANK ONE, NA (successor by merger to Bank One, Texas, N.A.) ("Bank One"), and the financial institutions party thereto (the "Lenders"), the undersigned further certifies, represents and warrants on behalf of the Borrowers that all of the foregoing statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) Borrowers request that the Lenders advance Borrowers on the Loan _____________ the aggregate sum of $________________ by no later than
     __________________. Immediately following such Advance, the aggregate outstanding balance of Advances shall equal $_________________ on the Loan.

          (b) This Advance shall be a: Prime Rate Loan ____________, or a LIBOR Loan ______________, (if LIBOR please state requested Interest Period ____months).

          (c) As of the date hereof, and as a result of the making of the requested Advance, there does not and will not exist any Default or Event of Default.

          (d) Borrowers have performed and complied with all agreements and conditions contained in the Agreement which are required to be performed or complied with by Borrowers before or on the date hereof.

          (e) The representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the Advance, with the same force and effect as though made on and as of the date hereof and thereof.

          (f) No change that would cause a Material Adverse Effect to the condition, financial or otherwise, of Borrowers has occurred since the most recent Financial Statement provided to the Lenders.

     EXECUTED AND DELIVERED this _____ day of ___________, ______.


                                    3TEC ENERGY CORPORATION
                                    a Delaware corporation



                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                  EXHIBIT "B"

                                      NOTE

$_____________                    Dallas,Texas                 ___________, ____

     FOR VALUE RECEIVED, the undersigned 3TEC ENERGY CORPORATION, a Delaware corporation ("3TEC") (successor in interest to Middle Bay Oil Company, Inc.), ENEX RESOURCES CORPORATION, a Delaware corporation ("Enex") and 3TEC/CRI CORPORATION, a Texas corporation ("Classic") (3TEC, Enex and Classic are hereinafter collectively referred to as "Borrowers", and individually as a "Borrower") hereby unconditionally,, jointly and severally, promise to pay to the order of _____________________ (the "Lender") at the offices of BANK ONE, NA (successor by merger to Bank One, Texas, N.A.) (the "Agent") in Dallas County, Texas, the principal sum of _____________________ AND __/100 DOLLARS ($______________), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Third Restated Credit Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Agent at 1717 Main Street, Dallas, Texas 75201 attention: Energy Department, or at such other address as Lender shall designate in writing to Borrowers.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Third Restated Credit Agreement.

     Notwithstanding anything to the contrary contained herein, while the obligations of the Borrowers under this Note and the Third Restated Credit Agreement are joint and several obligations, the liability of Enex Resources Corporation and 3TEC/CRI Corporation under the Notes and the Third Restated Credit Agreement shall be limited to the maximum amount of liability that can be incurred without rendering the obligations of Enex Resources Corporation and 3TEC/CRI Corporation under the Notes and the Third Restated Credit Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     This Note is executed pursuant to that certain Third Restated Credit Agreement dated of even date herewith between Borrowers, the Agents and Lenders (the "Restated Credit Agreement"), and is one of the Notes referred to therein. Reference is made to the Restated Credit Agreement and the Loan Documents (as that term is defined in the Restated Credit Agreement) for a statement of prepayment, rights and obligations of Borrowers, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrowers and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Restated Credit Agreement and Loan

Documents, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Lender under the Restated Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Restated Credit Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Restated Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Restated Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrowers the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Restated Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrowers agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrowers and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

     THIS WRITTEN NOTE, THE THIRD RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date and year first above written.

                                    BORROWERS:

                                    3TEC ENERGY CORPORATION
                                    a Delaware corporation


                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                    ENEX RESOURCES CORPORATION
                                    a Delaware corporation


                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                    3TEC/CRI CORPORATION
                                    a Texas corporation


                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                  EXHIBIT "C"

                           CERTIFICATE OF COMPLIANCE

     The undersigned hereby certifies that he is the ___________________ of 3TEC ENERGY CORPORATION, a Delaware corporation and that as such he is authorized to execute this Certificate of Compliance on behalf of the 3TEC Energy Corporation, Enex Resources Corporation and 3TEC/CRI Corporation (the "Borrowers"). With reference to that certain Third Restated Credit Agreement, dated as of March ___, 2001, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into between the Borrowers and BANK ONE, NA (successor by merger to Bank One, Texas, N.A.) as "Agent," for itself and the Lenders signatory thereto (the "Lenders"), the undersigned further certifies, represents and warrants on behalf of the Borrowers that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The Borrowers have fulfilled in all material respects its obligations under the Notes and Security Instruments, including the Agreement, and all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects [if the representations and warranties are not true and correct, the party signing this certificate shall except from the foregoing statement the matters for which such representations and warranties are no longer true specifying the nature of any such change.]

          (b) No Event of Default has occurred under the Security Instruments, including the Agreement [if an Event of Default has occurred, the party certifying hereto shall specify the facts constituting the Event of Default and the nature and status thereof].

          (c) To the extent requested from time to time by the Agent, the certifying party shall specifically affirm compliance of the Borrowers in all material respects with any of their representations and warranties (except to the extent they relate solely to an earlier date) or obligations under said instruments.

          (d) Financial Computations for the period ending ________________ (provide calculations on a consolidated basis):

               (i)  Current Ratio; and

               (ii) Minimum Interest Coverage Ratio.

     EXECUTED, DELIVERED AND CERTIFIED TO this ______ day of __________, 20__.

                                    3TEC ENERGY CORPORATION
                                    a Delaware corporation


                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                  EXHIBIT "D"

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between ___________________ (the "Assignor") and ____________________________ (the
"Assignee") is dated as of ____________, 20_____. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Third Restated Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Restated Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Restated Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Restated Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Restated Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Restated Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment

Agreement unless otherwise specified in Item 6 of Schedule 1.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrowers or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Restated Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and

(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

     9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Restated Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.


     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                    [ASSIGNOR]

                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                    Address:_________________________

                                            _________________________

                                            _________________________

                                    [ASSIGNEE]



                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________

                                    Address:_________________________

                                            _________________________

                                            _________________________

(If required)

ACKNOWLEDGED AND CONSENTED TO:

BANK ONE, NA (successor by merger to
Bank One, Texas, N.A) (as Agent)
(Chicago Office)


By:___________________________________

Name:_________________________________

Title:________________________________


By:___________________________________

Name:_________________________________

Title:________________________________

                                   SCHEDULE 1

                                     LIENS


NONE

                                   SCHEDULE 2

                              FINANCIAL CONDITION

NONE

                                   SCHEDULE 3

                                  LIABILITIES


1. Senior Subordinate Promissory Note dated August 27, 1999 from 3TEC ENERGY CORPORATION, successor in interest to Middle Bay Oil Company, Inc., to W/E Energy Company, L.L.C., formerly known as 3TEC Energy Company L.L.C., which was successor in interest to 3TEC Energy Corporation, in the principal amount of $10,700,000.

2. Senior Subordinate Promissory Note dated August 27, 1999 from 3TEC ENERGY CORPORATION, successor in interest to Middle Bay Oil Company, Inc. to Shoeinvest II, LP in the principal amount of $100,000.

3. Senior Subordinate Promissory Note dated August 27, 1999 from 3TEC ENERGY CORPORATION, successor in interest to Middle Bay Oil Company, Inc., to Shoemaker Family Partners, LP in the principal amount of $50,000.

4. Senior Subordinate Convertible Promissory Note dated October 19, 1999 from 3TEC ENERGY CORPORATION, successor in interest to Middle Bay Oil Company, Inc. to The Prudential Insurance Company of America in the principal amount of $2,373,844.

                                   SCHEDULE 4

                                   LITIGATION
1. Civil Action No. 97-40-A-M2; J. B. Hanks Co., Inc. v. Shore Oil Company; In the United States District Court for the Middle District of Louisiana.

2. Cause No. 17522; Famcor Oil, Inc. v. Middle Bay Oil Company, Inc., et al; In the 411th Judicial District Court of Polk County, Texas.

3. Cause No. 97-2452-B; C. W. Resources, Inc. and Wagner & Brown, Ltd. v. Valence Operating Company; In the 124th Judicial District Court of Gregg County, Texas.

4. Cause No. 2000-975-A; Madera Production Company v. Atlantic Richfield Company, Wagner & Brown, Ltd., C W Resources, Inc. Carl Westerman, Westerman Royalty Company, Estate of H. G. Westerman; In the 188th Judicial District Court in and for Gregg County, Texas.

                                   SCHEDULE 5


                                  SUBSIDIARIES

Subsidiaries of 3TEC Energy Corporation

1. Enex Resources Corporation, a Delaware corporation (80% owned by 3TEC Energy Corporation)

2. 3TEC/CRI Corporation (formerly known as "Classic Resources, Inc."), a Texas corporation

                                   SCHEDULE 6

                             ENVIRONMENTAL MATTERS

1. See environmental report regarding 3TEC Energy Corporation, successor in interest to Middle Bay Oil Company, Inc., which has previously been delivered to Agent.

2. See report from The Hinds Group, Inc., dated October 18, 1999, regarding the Floyd Oil Company properties which has previously been delivered to Agent.

3. See environmental assessment from White Rock Consulting, Inc., dated May, 2000, regarding certain fo the CWR, et. al. properties which has previously been delivered to Agent.

4. See environmental report from Kane Environmental Engineering, Inc., dated January 20, 2001, regarding certain of the 3TEC/CRI properties which has previously been delivered to Agent.

                                   SCHEDULE 7

                                 TITLE MATTERS

   1. Mortgages required on these properties when the word "NEED" appears opposite the property name under the column "Date-Mortgaged."

   2. Title Opinions required on those properties where the word "NEED" appears opposite the property name under the column "Title-Acceptable."


===================================================================================================================================
                                                                        ENGINEERING        DATE           TITLE INFORMATION
                                                                       =============================================================
 STATE   COUNTY      FIELD              PROPERTY NAME                  WI        NRI     MORTGAGED ACCEPTABLE  CURATIVE UNACCEPTABLE
====================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
1   LA   LAFOURCHE   BAY DE CHENE       S/L 356 A-135 LT (UA-8 SND)    0.5000    0.3773   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
2   LA   LAFOURCHE   BAY DE CHENE       S/L 356 A-135 UT (5050'SND)    0.4315    0.3236   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
3   LA   LAFOURCHE   BAY DE CHENE       S/L 356 B-137 (LR/MD 9950')    0.5000    0.3773   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
4   LA   LAFOURCHE   BAY DE CHENE       S/L 356 B-45 ST (9950')        0.5000    0.3773   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
5   OK   CADDO       BINGER NORTHEAST   EAST BINGER UNIT               0.0255    0.0223   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
6   OK   PAYNE       ORLANDO EAST       BARNES 1A                      1.0000    0.7586   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
7   TX   GREGG       GLENWOOD           COLLINS, T.GU 1                0.3548    0.2886   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
8   TX   GREGG       GLENWOOD           RICHEY, G W GU 10              0.3165    0.2720   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
9   TX   GREGG       GLENWOOD           RICHEY, G W GU 11              0.3165    0.2720   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
10   TX  GREGG       GLENWOOD           RICHEY, G W GU 9               0.3165    0.2720   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
11   TX  HANSFORD    HANNAS DRAW        GRAVES, SUSIE 2                0.9800    0.8575   Nov-99     NEED
-----------------------------------------------------------------------------------------------------------------------------------
12   TX  UPSHUR      GLENWOOD           BRAWLEY 2                      0.3450    0.2414   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
13   TX  UPSHUR      GLENWOOD           COLLINS, T. GU 2               0.3548    0.2886   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
14   TX  UPSHUR      GLENWOOD           GLADEWATER GU 14 2             0.3272    0.2377   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
15   TX  UPSHUR      GLENWOOD           GLADEWATER GU 15 10            0.2392    0.1832   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
16   TX  UPSHUR      GLENWOOD           GLADEWATER GU 16 12            0.2120    0.1653   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
17   TX  UPSHUR      GLENWOOD           SOUTH BRAWLEY GU 4             0.3450    0.2466   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
18   TX  UPSHUR      GLENWOOD           SOUTH BRAWLEY GU 5             0.3450    0.2466   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
19   TX  UPSHUR      ROSEWOOD           SOWELL, J.L. 2                 0.7921    0.6853   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
20   LA  LAFOURCHE   BAY DE CHENE       S/L 356 A-135 (5100' GAS PNP)  0.4315    0.3236   Jun-00     NEED
===================================================================================================================================


===================================================================================================================================
                                                                        ENGINEERING        DATE           TITLE INFORMATION
                                                                       =============================================================
 STATE   COUNTY      FIELD              PROPERTY NAME                  WI        NRI     MORTGAGED ACCEPTABLE  CURATIVE UNACCEPTABLE
====================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
22   LA  LAFOURCHE   BAY DE CHENE       S/L 356 A-135 LT (UA-8 GAS       0.5000  0.3773   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
23   LA  LAFOURCHE   BAY DE CHENE       S/L 356 B-137 (LR 9500 GAS       0.5000  0.3867   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
24   LA  LAFOURCHE   BAY DE CHENE       S/L 356 B-137 (U 9500 PNP)       0.5000  0.3773   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
25   LA  LAFOURCHE   BAY DE CHENE       S/L 356 B-137 (U 9950 PNP)       0.5000  0.3773   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
26   LA  LAFOURCHE   BAY DE CHENE       S/L 356 B-45 ST (8900' PNP)      0.5000  0.3867   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
27   LA  LAFOURCHE   BAY DE CHENE       S/L 356 B-45 ST (9225'/9500 PNP) 0.5000  0.3867   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
28   LA  LAFOURCHE   BAY DE CHENE       S/L 356 B-45 ST (9950' USND PNP) 0.5000  0.3867   Jun-00     NEED
-----------------------------------------------------------------------------------------------------------------------------------
29   TX  PANOLA      BECKVILLE          CRAWFORD, BELLE 5                0.8028  0.5794   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
30   TX  PANOLA      BECKVILLE          CRAWFORD, BELLE 6                0.8395  0.6053   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
31   TX  PANOLA      BECKVILLE          CRAWFORD, BELLE 7                0.8395  0.6053   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
32   TX  PANOLA      BECKVILLE          CRAWFORD, BELLE 8                0.8799  0.6336   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
33   TX  PANOLA      BECKVILLE          CRAWFORD, BELLE 9                0.8799  0.6336   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
34   TX  PANOLA      BECKVILLE          WILLIAMS, MAYO 2                 0.8116  0.6451   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
35   TX  PANOLA      BECKVILLE          WILLIAMS, MAYO 3                 0.8116  0.6451   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
36   TX  PANOLA      BECKVILLE          WILLIAMS, MAYO 4                 0.8116  0.6451   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
37   TX  PANOLA      BECKVILLE WEST     CRAWFORD, BELLE 1                0.6598  0.4637   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
38   TX  PANOLA      BECKVILLE WEST     CRAWFORD, BELLE 2                0.6223  0.4339   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
39   TX  PANOLA      BECKVILLE WEST     CRAWFORD, BELLE 3                0.6236  0.4383   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
40   TX  PANOLA      BECKVILLE WEST     CRAWFORD, BELLE 4                0.5766  0.4054   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
41   TX  PANOLA      BECKVILLE WEST     TOMPKINS, ELVE 2                 0.5607  0.4260   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
42   TX  PANOLA      BECKVILLE WEST     TOMPKINS, ELVE 3                 0.5322  0.4041   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
43   TX  PANOLA      BECKVILLE WEST     TOMPKINS, ELVE 4                 0.6805  0.4246   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
44   TX  PANOLA      CARTHAGE           HUNT 5                           1.0000  0.7300   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
45   TX  PANOLA      CARTHAGE           HUNT 6                           1.0000  0.7300   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
46   TX  PANOLA      CARTHAGE           HUNT 9                           1.0000  0.7300   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
47   TX  RUSK        OAK HILL           HENDERSON "E" 1                  0.9433  0.7722   NEED       NEED
===================================================================================================================================


===================================================================================================================================
                                                                        ENGINEERING        DATE           TITLE INFORMATION
                                                                       =============================================================
 STATE   COUNTY      FIELD              PROPERTY NAME                  WI        NRI     MORTGAGED ACCEPTABLE  CURATIVE UNACCEPTABLE
====================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
49   TX  RUSK        OAK HILL           HENDERSON "E" 3                  0.9392  0.7721   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
50   TX  RUSK        OAK HILL           HENDERSON "E" 4                  0.9399  0.7731   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
51   TX  RUSK        OAK HILL           HENDERSON "E" 5                  0.9396  0.7728   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
52   TX  RUSK        OAK HILL           HENDERSON "E" 6                  0.9389  0.7722   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
53   TX  RUSK        OAK HILL           HENDERSON "E" 7                  0.9392  0.7725   NEED       NEED
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54   TX  RUSK        OAK HILL           HENDERSON "E" 8                  0.9389  0.7722   NEED       NEED
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55   TX  PANOLA      BECKVILLE          CRAWFORD 10                      0.8799  0.6336   NEED       NEED
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56   TX  PANOLA      BECKVILLE          CRAWFORD 11                      0.8799  0.6336   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------
57   TX  PANOLA      BECKVILLE          CRAWFORD 12                      0.8799  0.6336   NEED       NEED
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58   TX  PANOLA      BECKVILLE          WILLIAMS, MAYO 5                 0.8116  0.6451   NEED       NEED
-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 8

                                CURATIVE MATTERS


CWR ACQUISITION GLOBAL REQUIREMENT:

One of the participating sellers (and assignors) to 3TEC Energy Corporation in the CW Resources ("CWR") acquisition was Westerman Royalty, Inc., a Texas corporation ("WRI"). WRI derived its interest from an unrecorded assignment out of Dawn W. Tadlock ("Tadlock") and Michelle W. Cook ("Cook"), the sole partners of Westerman Royalty Company, a Texas general partnership ("WRC"). The exhibit attached to the unrecorded assignment from Tadlock and Cook to WRI does not contain a legally sufficient description of the oil and gas interest sought to be conveyed. This issue effects approximately 6% of the entire CWR acquisition value, and is a recurring title requirement in the Limited Oil and Gas Leasehold Title Opinions delivered in connection with 3TEC acquisition of the CWR interest, i.e. Requirement 2 in the Supplemental Limited Oil and Gas Leasehold Title Opinion dated January 22, 2001 from Cotton, Bledsoe, Tighe & Dawson ("CBTD") covering the John Barksdale Gas Unit, Wells 4 & 5 (T.O. 16,138).
REQUIREMENT: Secure and file for record an assignment from WRC, and Dawn W. Tadlock and Michelle W. Cook, sole partners of WRC, conveying the interest of WRC in the applicable lands and leases, utilizing property descriptions satisfactory to CBTD.


AMY AYCOCK, ST. MARY PARISH, LA:
Prior opinion covered drillsite lease only. REQUIREMENT: Furnish a division order title opinion as regards the 14,800' RA SUA Amy Aycock #1, Garden City Field, St. Mary Parish, Louisiana, established in connection with the Amy Aycock well.

KUEHLING #5 PLAN 1 RB SUA MBPDP, VERMILION PARISH, LA:
REQUIREMENT:  Furnish a recorded copy of the release of the following mortgage:
Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement, effective 4/27/1995, recorded as Entry # 9504681 in Vermilion Parish from Shore Oil Company to Wells Fargo Bank, N.A. as regards the 13,400 RB SU A Kuehling #5.

VALL K 1-2 & VALL K 1-4, TEXAS COUNTY, OK:
REQUIREMENT: Furnish complete copy of drilling title opinion from George H. Williams dated May 16, 1999 covering Sec. 1, T IN-R12-E Texas County, Oklahoma. Copy previously furnished is missing last 12 pages.

ARCO TOOKE, TW LEE GU1, JR WILLIAMS 1, GLADEWATER GAS UNIT 19-5 AND GLADEWATER GAS UNIT 19-7, GREGG & UPSHUR COUNTIES, TX:

These properties are subject to litigation styled Madera Production Company v. Atlantic Richfield Company, et al, CV99-5652, C-68th Judicial District Court for Dallas County, Texas, transferred on venue motion to the 188th Judicial District Court for Gregg County, Texas, docketed as 2000-975-A, in which plaintiff seeks to divest the CWR sellers of all interest acquired from ARCO in these properties. REQUIREMENT: Furnish dismissal or judgment in favor of the CWR defendants, or indemnity satisfactory to Bank and Bank's counsel.

G. W. RICHEY GU #3, GREGG COUNTY, TX:
Supplemental Limited Oil and Gas Leasehold Title Opinion dated June 5, 2000 from Cotton, Bledsoe, Tighe & Dawson, as regards G. W. Richey GU #3, credits all working interest to the Estate of H. G. Westerman, subject to the Liens and Encumbrances tabulated therein. REQUIREMENT: Satisfy Requirements 2 and 3 in the Cotton Bledsoe opinion and furnish supplemental title opinion.

G. W. RICHEY GU #7, GREGG COUNTY, TX:
Supplemental Limited Oil and Gas Leasehold Title Opinion dated June 5, 2000 from Cotton, Bledsoe, Tighe & Dawson, as regards G. W. Richey GU #7 credits, all working interest to the Estate of H. G. Westerman, subject to the Liens and Encumbrances tabulated therein. REQUIREMENT: Satisfy Requirements 2 and 3 in the Cotton Bledsoe opinion and furnish supplemental title opinion.

T. B. HARRIS GU 7 & 8, GREGG COUNTY, TX:
Record title credited to Exxon Corporation. REQUIREMENT: Deliver assignments from Exxon to CWR sellers and 3TEC Energy Corporation adequate to satisfy Requirement 1 in Supplemental Limited Oil and Gas Leasehold Title Opinion dated July 3, 2000 from Cotton, Bledsoe, Tighe & Dawson regarding the T. B. Harris #7 and #8, and furnish supplemental title opinion.

EDNA MILLER #'S 1, 2, 3 & 4, POLK COUNTY, TX:
These properties are subject to litigation styled Famcor Oil, Inc. v. Whiting Petroleum Corp. et al, in the 411th District Court for Polk County, Texas No. 17522, wherein plaintiff claims an interest in the Edna Miller gas unit. Based upon the settlement negotiations, the interest of 3TEC Energy Corporation will be reduced by approximately 10%. REQUIREMENT: Furnish approved settlement agreement and order dismissing the lawsuit.

JOHN BARKSDALE 2, 3, 4, 5, 6 & 7, UPSHUR COUNTY, TX:
These properties are subject to litigation styled Valence Operating Company v. CW Resources, Inc., Cause 624-99 in the 115th Judicial District Court for Upshur County, Texas, wherein plaintiff alleges CWR improperly deprived plaintiff of a proportionate share of the Exxon non-consenting interest in these properties.
REQUIREMENT: Furnish dismissal or judgment in favor of CWR, or an indemnity satisfactory to Bank and Bank's counsel.

W. L. DIXON B GU, UPSHUR COUNTY, TX:
This property is subject to litigation styled W. L. Dixon, Individually and on behalf of others, et al v. Amoco Production Company, et al, Cause 396-99 in the 115th Judicial District Court for Upshur County, Texas, wherein the plaintiff alleges that the Dixon B unit declaration is void and seeks cancellation of the leases. REQUIREMENT: Furnish dismissal or judgment in favor of defendant, or indemnity satisfactory to Bank and Bank's counsel.

RUBEY ESTATE #2, UPSHUR COUNTY, TX:
REQUIREMENT: Satisfy Requirement #1 in Supplemental Limited Oil an Gas Leasehold Title Opinion dated October 24, 2000 from Cotton Bledsoe, Tighe & Dawson as regards outstanding liens on this property.